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           [FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION]

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          BMJ MEDICAL MANAGEMENT, INC.

                               ------------------

                    Pursuant to Section 103, Section 242 and
                   Section 245 of the General Corporation Law
                            of the State of Delaware

                               -------------------

                  The undersigned, being the duly elected President and Chief Executive Officer of BMJ Medical Management, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

                  FIRST: The present name of the Corporation is "BMJ Medical Management, Inc." The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was January 17, 1996, under the name of Integrated Oncology Services Corporation.

                  SECOND: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, and amends and restates the provisions of the present Amended and Restated Certificate of Incorporation of the Corporation dated June 18, 1997, as amended by the Certificate of Amendment dated September 12, 1997.

                  THIRD: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as set forth on Exhibit A attached hereto.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the ___ day of December, 1997.

                                             ------------------------------
                                             Naresh Nagpal, M.D.
                                             President and Chief Executive
                                               Officer

ATTEST:

------------------------------
David H. Fater
Secretary

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                                                                       EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          BMJ MEDICAL MANAGEMENT, INC.

                          -----------------------------




                                    ARTICLE I

     The name of the corporation (herein called the "Corporation") is BMJ MEDICAL MANAGEMENT, INC.




                                   ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware, New Castle, 19805. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.




                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Statute").




                                   ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is 45,000,000 shares, consisting of (a) 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock") and (b) 35,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"). The Preferred Stock and the Common Stock shall have the rights and preferences and limitations set forth below in this Article IV.



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  A. Preferred Stock

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Except as otherwise expressly stated in the resolution or resolutions providing for the establishment of a series of Preferred Stock, any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of stock for the purpose of voting by classes unless expressly provided in the resolution or resolutions providing for the establishment thereof.

     Authority is hereby expressly granted to the Board of Directors of the Corporation to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the Delaware Statute. Without limiting the generality of the foregoing, the resolutions or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

  B. Common Stock

     Except as otherwise provided herein or required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same powers and rights, subject to the same qualifications, limitations and restrictions thereof. The holders of Common Stock shall be entitled to one vote per share in voting on the election of directors and on all other matters on which stockholders of the Corporation are entitled to vote.


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                                    ARTICLE V

     The Board of Directors shall consist of a total of not less than three nor more than fifteen members, and shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, with the term of office of the directors of one class expiring each year. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, the directors elected to Class I as of December 1, 1997 shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1998, the directors elected to Class II as of December 1, 1997 shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1999, and the directors elected to Class III as of December 1, 1997 shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 2000. Each director shall hold office until the annual meeting for the year in which his term expires and until such director's successor shall be elected and qualified, subject, however, to such director's earlier death, resignation, disqualification or removal from office. In the event of any change in the authorized number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall, so far as possible, equalize the number of directors in each class. Any vacancy in the Board of Directors resulting from any increase in the number of directors and any other vacancy occurring in the Board of Directors may be filled by the Board of Directors acting by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and any director so elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected and until such director's successor is duly elected and qualified (subject, however to such director's earlier death, resignation, disqualification or removal from office). In no event shall a decrease in the number of directors shorten the term of any incumbent director.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filing of vacancies and other features of such directorships shall be governed by the terms of this Certification of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

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                                   ARTICLE VI

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Statute, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware Statute is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Statute, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.




                                   ARTICLE VII

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation.




                                  ARTICLE VIII

     Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President. Special meetings of stockholders of the Corporation may not be called by any other person or persons.




                                   ARTICLE IX

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of the Delaware


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Statute or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware Statute, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                    ARTICLE X

     The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.


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